SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2004

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

240 Route 10 West
Whippany, New Jersey 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On October 22, 2004, Suburban Propane Partners, L.P. (the "Partnership") issued a press release (the "Press Release") announcing that a jury returned a unanimous verdict in favor of Suburban Propane, L.P. (the "Operating Partnership"), a subsidiary of the Partnership, on all of the claims that Heritage Propane Partners L.P. ("Heritage") has asserted against it in Heritage v. SCANA et al.. As previously disclosed in the Partnership's Form 10-K for the year ended September 27, 2003 and updated in the Partership's most recent quarterly report on Form 10-Q for the quarter ended June 26, 2004, Heritage had sued SCANA Corporation ("SCANA") and the Operating Partnership in state court in South Carolina following the Partnership's acquisition of SCANA's propane assets in 1999. This favorable verdict is in line with the Partnership's previous assessment that the claims asserted against the Operating Partnership were without merit. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated October 22, 2004, announcing the favorable verdict reached in Heritage v. SCANA et al..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2004	SUBURBAN PROPANE PARTNERS, L.P.
By: /s/ Janice G. Sokol
Name: Janice G. Sokol Title: Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated October 22, 2004, announcing the favorable verdict reached in Heritage v. SCANA et al..